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                                                                      Exhibit 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
          (expressed in thousands, except share and per share amounts)
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
                                                                         Year ended December 31,
                                                              -------------------------------------------
                                                                  1995           1994            1993
                                                              -----------    -----------     ------------
PRIMARY INCOME (LOSS) PER SHARE
Net income(loss)
    Net income(loss)                                          $    15,245    $     9,572     $     (4,405)
    Deduct dividends on preferred shares                            7,475          7,475            3,738
                                                              -----------    -----------     ------------
Net income(loss) applicable to common stock                   $     7,770    $     2,097     $     (8,143)
                                                              ===========    ===========     ============
Shares
 Weighted average number of common
      shares outstanding                                       81,027,784     80,680,505       80,131,904
 Assuming conversion of 6% convertible debentures               4,848,261      4,848,485                -
 Assuming exercise of stock options reduced by the number of shares which could have been  purchased with the
   proceeds from exercise of such options                         450,557        542,377                -
                                                               ----------    -----------     ------------
 Weighted average number of common shares
   outstanding as adjusted                                     86,326,602     86,071,367       80,131,904
                                                              ===========    ===========     ============

 Primary income(loss) per common share                        $      . 09    $      . 02     $      (0.10)
                                                              ===========    ===========     ============
FULLY DILUTED INCOME(LOSS) PER SHARE (1)
Net income(loss)                                              $    15,245    $     9,572     $     (4,405)
                                                              ===========    ===========     ============
Shares
 Weighted average number of common
   shares outstanding                                          81,027,784     80,680,505       80,131,904
 Assuming conversion of 6% convertible debentures               4,848,261      4,848,485        4,848,485
 Assuming exercise of stock options reduced by the number of shares which could have been purchased with the
   proceeds from exercise of such options                         469,048        568,954          414,939
 Assuming conversion of preferred stock                        10,952,600     10,952,600        6,931,645
                                                              -----------    -----------     ------------
 Weighted average number of common shares
   outstanding as adjusted                                     97,297,693     97,050,544       92,326,973
                                                              ===========    ===========     ============
Net income(loss) per common share assuming full dilution      $       .16    $       .10     $      (0.05)
                                                              ===========    ===========     ============

ADDITIONAL PRIMARY COMPUTATION  (1)
------------------------------
Net income(loss) applicable to common stock as adjusted
 per primary computation above                                                               $     (8,143)
                                                                                             ============
Additional adjustment to weighted average number  of
shares outstanding:
  Weighted average number of shares outstanding,
    as adjusted per primary computation above                                                  80,131,904
  Anti-dilutive effect of outstanding options (as determined
    by the application of the treasury  stock method)                                             101,755
  Anti-dilutive effect of conversion of 6%
    convertible debentures                                                                      4,848,485
                                                                                             ------------
  Weighted average number of shares, as adjusted                                               85,082,144
                                                                                             ============

Primary earnings per share, as adjusted                                                      $      (0.10)
                                                                                             ============
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(1)     These calculations are submitted in accordance with Regulation S-K Item
        601(b)(11) although it is contrary to paragraphs 30 and 40 of APB
        Opinion No. 15 because it produces an anti-dilutive result.